UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
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CYPRESS SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	94-2885898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

198 Champion Court
San Jose, CA 95134-1599
(408) 943-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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EMPLOYEE STOCK PURCHASE PLAN
CYPRESS NON-QUALIFIED DEFERRED COMPENSATION PLAN II
(Full title of the plans)
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T.J. Rodgers
President and Chief Executive Officer
Cypress Semiconductor Corporation
198 Champion Court
San Jose, CA 95134-1599
(408) 943-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copy to:
Todd Cleary
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share[3]	Proposed maximum aggregate offering price[3]	Amount of registration fee[4]
Common Stock, $0.01 par value, to be issued pursuant to the terms of the Cypress Semiconductor Corporation Employee Stock Purchase Plan, as amended	1,148,792[1]	$9.50	$10,913,524.00	$1,268.15
Deferred Compensation Obligation Plan II2	$2,500,000	100%	$2,500,000.00	$290.50
Total			$13,413,524.00	$1,558.65
1. Pursuant to Rule 416 of the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the Employee Stock Purchase Plan, as amended, as described herein (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock. The total number of shares to be registered covers the automatic increase for fiscal year 2014.

2. The deferred compensation obligations (the “Obligations”) are unsecured general obligations of Cypress Semiconductor Corporation to pay deferred compensation in accordance with the terms of the Cypress Non-Qualified Deferred Compensation Plan II (the “Plan”).

3. Estimated in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on October 30, 2014.

4. The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be 0.0001162 multiplied by the maximum aggregate price at which such securities are proposed to be offered.

Explanatory Note—Registration of Additional Securities
This Registration Statement is filed pursuant to Item E under the general instruction to Form S-8 under the Securities Act of 1933, as amended, with respect to 1,148,792 additional shares of Registrant’s Common Stock that may be issued pursuant to the ESPP as a result of certain automatic increases, as well as $2,500,000 in additional Obligations of Registrant that may be paid form the general assets of the Registrant in accordance with the terms of the Plan. Accordingly, the contents of the Registrant’s Form S-8 Registration Statements (Registration Statement Nos. 333-68703, 333-93839, 333-44264, 333-58896, 333-91764, 333-104672, 333-119049, 333-131494, 333-150484, 333-154748, 333-165750, 333-174673, 333-185439 and 333-189612) filed by the Registrant with the Securities and Exchange Commission on December 10, 1998, December 30, 1999, August 22, 2000, April 13, 2001, July 2, 2002, April 22, 2003, September 16, 2004, February 3, 2006, April 28, 2008, October 27, 2008, March 29, 2010, June 2, 2011, December 12, 2012 and June 26, 2013, respectively, are incorporated herein by reference.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
Exhibit Number        Description
5.1        Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1        Employee Stock Purchase Plan, as amended 1
10.2        Cypress Deferred Compensation Plan II2
23.1        Consent of PriceWaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2        Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1)
24.1        Power of Attorney (contained on signature pages of this registration statement)

1.	Incorporated by reference from Cypress' definitive Proxy Statement on Form DEF 14A, dated March 29, 2013 (Commission file Number 001-10079)

2.	Incorporated by reference from Registration Statement on Form S-8, dated June 26, 2013 (Commission file Number 333-189612)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California.

CYPRESS SEMICONDUCTOR CORPORATION

Date: October 31, 2014	By:	/s/ THAD TRENT
Thad Trent
Executive Vice President, Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T.J. Rodgers and Thad Trent, and each of them, his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ T.J. Rodgers T.J. Rodgers	President, Chief Executive Officer and Director (Principal Executive Officer)	October 31, 2014

/s/ Thad Trent Thad Trent	Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	October 31, 2014

/s/ Eric A. Benhamou Eric A. Benhamou	Director	October 31, 2014

/s/ W. Steve Albrecht W. Steve Albrecht	Director	October 31, 2014

/s/ James R. Long James R. Long	Director	October 31, 2014

/s/ J.D. Sherman J.D. Sherman	Director	October 31, 2014

/s/ Wilbert van den Hoek Wilbert van den Hoek	Director	October 31, 2014

/s/ Robert Y. L. Mao Robert Y. L. Mao	Director	October 31, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Employee Stock Purchase Plan, as amended.[1]

10.2	Cypress Deferred Compensation Plan II.[2]

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).

24.1	Power of attorney (contained on signature pages of this registration statement).

1. Incorporated by reference from Cypress’s definitive Proxy Statement on Form DEF 14A, dated March 29, 2013 (Commission file number 001-10079).
2. Incorporated by reference from Registration Statement on Form S-8, dated June 26, 2013 (Commission file number 333-189612).